February 28, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          RE:  Prudential Equity Fund, Inc.
               File Nos. 2-75128 and 811-3326

Ladies and Gentlemen:

      On behalf of Prudential Equity Fund, Inc. enclosed for filing under the Investment Company Act of l940 are:

     (l)  One copy of the Rule 24f-2 Notice; and

     (2)  Opinion of counsel to the Fund.

      These  documents  have also been filed using the Edgar  system.   We  have
submitted the payment due in the amount of $184,375.68 by wire transfer to the Fund's account at Mellon Bank.

      If you have any questions relating to the foregoing, please call the undersigned at (212) 214-l248.

     Please acknowledge receipt via EDGAR.

                                   Very truly yours,


                                   /s/ Deborah A. Docs
                                   Deborah A. Docs
                                   Assistant Secretary


Enclosures

cc: John E. Baumgardner, Jr., Esq.
    (Sullivan & Cromwell)
    Paul H. Dykstra, Esq.
    (Gardner, Carton & Douglas)



EQF-296.LTR